Exhibit 5

FORM OF

DEPOSIT AGREEMENT

Among

CONSTELLATION BRANDS, INC.,

MELLON INVESTOR SERVICES LLC, as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF

THE RECEIPTS DESCRIBED HEREIN

Dated as of July 30, 2003

	TABLE OF CONTENTS

		Page

	ARTICLE I

	Definitions

	ARTICLE II

	Form of Receipts, Deposit of Convertible Preferred Stock, Execution and Delivery, Transfer, Surrender and Redemption of Receipts

SECTION 2.01.	Form and Transferability of Receipts	2
SECTION 2.02.	Deposit of Convertible Preferred Stock; Execution and Delivery of Receipts in Respect Thereof	3
SECTION 2.03.	Conversion at the Option of Holders	5
SECTION 2.04.	Provisional Conversion at the Option of the Company	6
SECTION 2.05.	Automatic Conversion	8
SECTION 2.06.	Early Conversion Upon Cash Merger	10
SECTION 2.07.	Registration of Transfer of Receipts	11
SECTION 2.08.	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Convertible Preferred Stock	11
SECTION 2.09.	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts	12
SECTION 2.10.	Lost Receipts, etc.	12
SECTION 2.11.	Cancellation and Destruction of Surrendered Receipts	13
SECTION 2.12.	Lost Depositary Share Certificates, etc	13

	ARTICLE III

	Certain Obligations of Holders of Receipts and the Company

SECTION 3.01.	Filing Proofs, Certificates and Other Information	13
SECTION 3.02.	Payment of Taxes or Other Governmental Charges	13
SECTION 3.03.	Warranty as to Convertible Preferred Stock	14

	ARTICLE IV

	The Deposited Securities; Notices

SECTION 4.01.	Cash Distributions	14
SECTION 4.02.	Distribution Other than Cash, Rights, Preferences or Privileges	14
SECTION 4.03.	Subscription Rights, Preferences or Privileges	15
SECTION 4.04.	Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts	16

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DEPOSIT AGREEMENT dated as of July 30, 2003, among CONSTELLATION BRANDS, INC., a Delaware corporation, MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, and the holders from time to time of the Receipts described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of up to 170,500 shares of 5.75% Series A Mandatory Convertible Preferred Stock $1,000 liquidation preference per share, of the Company with the Depositary and registered in the name of the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Convertible Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed by and among the parties hereto as follows:

ARTICLE I

Definitions

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Authorizing Resolutions” shall mean the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof establishing and setting forth the rights, preferences and privileges of the Convertible Preferred Stock and filed in the form of a certificate of the voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, limitations and restrictions thereof, of the Convertible Preferred Stock with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware, in the form attached hereto as Exhibit B.

“Automatic Conversion” shall mean the conversion of the Depositary Shares into shares of Class A Common Stock as described in Section 2.05 hereof.

“Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

“Class A Common Stock” shall mean the Class A Common Stock, par value $.01, of the Company.

“Company” shall mean Constellation Brands, Inc., a Delaware corporation, and its successors.

“Convertible Preferred Stock” shall mean shares of the Company’s 5.75% Series A Mandatory Convertible Preferred Stock.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time.

“Depositary” shall mean Mellon Investor Services LLC, a New Jersey limited liability company, and any successor as Depositary hereunder.

“Depositary Shares” shall mean Depositary Shares, each representing one-fortieth (1/40) of a share of Convertible Preferred Stock.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.05.

“Depositary’s Office” shall mean the office of the Depositary in New York, at which at any particular time its shareholder services business shall be administered.

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization,

“Provisional Conversion” shall mean the conversion of Depositary Shares into shares of Class A Common Stock as described in Section 2.04.

“Receipt” shall mean one of the Receipts issued hereunder, whether in definitive or temporary form, which evidences the Depositary Shares.

“record holder” as applied to a Receipt shall mean the Person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

“Registrar” shall mean any bank, trust company or other Person, which shall be appointed to register ownership and transfers of Receipts as herein provided.

ARTICLE II

Form of Receipts, Deposit of Convertible Preferred Stock,

Execution and Delivery, Transfer, Surrender and

Redemption of Receipts

SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement and in form and substance satisfactory to the New York Stock Exchange, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon, and pursuant to, the written order of the Company delivered in compliance with Section 2.02 shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary’s Office without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefore definitive Receipts representing the same number of Depositary Shares as evidenced by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefore. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Convertible Preferred Stock, as definitive Receipts.

Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company, or which the Company has determined are required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Convertible Preferred Stock or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares (and the interest in the Convertible Preferred Stock represented thereby) evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or payments with respect to the Convertible Preferred Stock, to exercise conversion rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.

The Depositary shall not lend any Convertible Preferred Stock deposited hereunder.

SECTION 2.02. Deposit of Convertible Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement,

the Company or any holder of Convertible Preferred Stock may from time to time deposit shares of Convertible Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such shares of Convertible Preferred Stock to be deposited, properly endorsed or accompanied by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Convertible Preferred Stock.

Deposited Convertible Preferred Stock shall be held by the Depositary at the Depositary’s Office or such other offices, if any, as the Depositary may designate.

Simultaneously with the execution and delivery hereof, the Company, on behalf of each underwriter of an interest in the Convertible Preferred Stock that is to be represented by the Depositary Shares, is depositing under this Deposit Agreement a certificate representing all outstanding shares of Convertible Preferred Stock, together with a written order of the Company authorizing and instructing the Depositary to execute and deliver Receipts for Depositary Shares representing such Convertible Preferred Stock registered in such names as have been previously designated by Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as the representatives of the underwriters for the Depositary Shares that are to represent such Convertible Preferred Stock.

Upon receipt by the Depositary of a certificate or certificates for Convertible Preferred Stock deposited in accordance with the provisions of this Section 2.02, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Deposit Agreement, is hereby authorized and instructed to, and shall, execute and deliver to or upon the written order of the Person or Persons named in the written order of the Company referred to above in this Section 2.02 one or more Receipts for the number of Depositary Shares attributable to such Convertible Preferred Stock so deposited and registered in such name or names as requested by such Person or Persons. The Depositary is hereby authorized and instructed to, and shall, execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery. However, in each case subsequent to the initial deposit hereunder, such delivery will be made only upon payment to the Depositary of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Convertible Preferred Stock. The Depositary shall not issue any Receipts other than Receipts for Depositary Shares representing Convertible Preferred Stock actually deposited with the Depositary. Such deposited Convertible Preferred Stock (and any dividends or other distributions thereon) shall be at all times segregated, separate and apart from the property of the Depositary and any cash or other funds shall be held by the Depositary in a non-interest bearing account.

Other than in the case of splits, combinations or other reclassifications affecting the Convertible Preferred Stock, or in the case of dividends or other distributions of Convertible Preferred Stock, if any, or unless the Company provides written notice to the Depositary as to a different number of shares of Convertible Preferred Stock, there shall be deposited hereunder not more than 170,500 shares of Convertible Preferred Stock.

SECTION 2.03. Conversion at the Option of Holders. Subject to the terms and conditions of this Deposit Agreement and the Authorizing Resolutions, Receipts may be surrendered at any time prior to September 1, 2006 (the “Automatic Conversion Date”) by the holders thereof with written instructions to the Depositary instructing it to convert any specified number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipts into shares of Class A Common Stock (and cash in lieu of fractional shares of Class A Common Stock) at the conversion rate then in effect in respect of the Convertible Preferred Stock determined by the Company in accordance with the Authorizing Resolutions and as set forth in the written notice to be delivered to the Depositary from time to time pursuant to the Authorizing Resolutions by the Company. A holder of a Receipt shall surrender such Receipt at the Depositary’s Office or such other office as the Depositary may from time to time designate for such purpose, together with a notice of conversion thereof duly completed and executed and a proper assignment of such Receipt to the Company or in blank, thereby instructing the Depositary to cause the conversion of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt specified in such notice of conversion into shares of Class A Common Stock.

Upon receipt by the Depositary of a Receipt, together with a notice of conversion supplied by the holder of such Receipt and instructing the Depositary to convert a specified number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, the Depositary is hereby authorized and instructed to, and shall, (a) give written notice to the transfer agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt surrendered for conversion and the number of shares of Class A Common Stock to be delivered upon conversion of such shares of Convertible Preferred Stock and the amount of immediately available funds (as specified in writing by the Company), if any, to be delivered to the holder of such Receipts in payment of any fractional shares of Class A Common Stock otherwise issuable, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Receipt and (c) deliver to the transfer agent for the Convertible Preferred Stock or any other authorized agent of the Company (as specified in writing by the Company) certificates for the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, which certificates shall thereupon be canceled by such transfer agent or other authorized agent. As promptly as practicable after such transfer agent or other authorized agent of the Company has received such certificates from the Depositary, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of Class A Common Stock, and such amount of immediately available funds, if any, in lieu of receiving fractional shares as specified in a written notice from the Company and (b) subject to the next succeeding sentence, the Depositary is hereby authorized and instructed to, and shall, deliver at its Depositary’s Office, (i) a certificate or certificates evidencing the number of shares of Class A Common Stock into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by the such Receipt has been converted and which have been provided by the Company, (ii) cash in lieu of receiving fractional shares of Class A Common Stock in accordance with Section 2.08 and which has been provided by the Company and (iii) the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of Convertible Preferred Stock to the extent specified in a written notice from the Company.

Upon any optional conversion of the Convertible Preferred Stock represented by the Depositary Shares as evidenced by a Receipt, the Company shall not make any allowance, adjustment or payment with respect to dividends upon such Convertible Preferred Stock or shares of Class A Common Stock issued upon the conversion thereof, except as set forth in the Authorizing Resolutions. If Receipts are surrendered to the Depositary’s Office or such other office as the Depositary may from time to time designate for such purpose for conversion between the close of business on the record date with respect to any dividend payment on the Convertible Preferred Stock and the opening of business on the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the Convertible Preferred Stock represented thereby shall remit to the Depositary with such Receipts an amount of funds equal to the dividend payable on the underlying Convertible Preferred Stock on such dividend payment date computed and paid as set forth in the Authorizing Resolutions. The Depositary shall have no duty to investigate or inquire whether Receipts representing shares of Convertible Preferred Stock are surrendered for conversion between the close of business on the record date and the opening of business on the next succeeding dividend payment date, and whether the amount of funds, if any, submitted by the holder is equal to the dividend payable on the underlying Convertible Preferred Stock on such dividend payment date or whether such was computed and paid as set forth in the Authorizing Resolutions.

In the event that optional conversion is elected by a holder with respect to less than all Depositary Shares as evidenced by a surrendered Receipt, upon such optional conversion the Depositary shall authenticate, countersign and deliver to such holder thereof, at the expense of the Company, a new Receipt evidencing the Depositary Shares as to which such optional conversion was not effected.

Delivery of Class A Common Stock and other property may be made by the delivery of certificates and which, if required by law in the judgment of the Company, shall be accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary’s Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.

SECTION 2.04. Provisional Conversion at the Option of the Company. Subject to the terms and conditions of this Deposit Agreement and the Authorizing Resolutions, the Company may, at its option, prior to the Automatic Conversion Date, cause the conversion of all, but not less than all, the shares of Convertible Preferred Stock represented by the Depositary Shares as evidenced by Receipts into shares of Class A Common Stock at the conversion rate then in effect in respect of the Convertible Preferred Stock determined by the Company in accordance with the Authorizing Resolutions and as set forth in the written notice to be delivered to the Depositary from time to time by the Company pursuant to the Authorizing Resolutions; provided, however, that the conditions to the Company’s exercise of its provisional conversion right, as set forth in the Authorizing Resolutions, are satisfied. The Company shall deliver an Officer’s Certificate to the Depositary stating that it has complied with all of the conditions to the exercise of its provisional conversion rights set forth in the Authorization Resolutions, and the Depositary shall have no duty or obligation to inquire or investigate whether the Company has complied with the terms of the Authorizing Resolutions.

A written notice (the “Provisional Conversion Notice”) shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the record holders of the Depositary Shares (with a copy to the Depositary) as of the date of the Provisional Conversion Notice (a) notifying such record holders of the election of the Company to convert the shares of Convertible Preferred Stock represented by Depositary Shares and of the date of the optional conversion (the “Provisional Conversion Date”), which date shall not be less than 30 days nor be more than 60 days after the date of the Provisional Conversion Notice, (b) that all outstanding shares of Convertible Preferred Stock represented by the Depositary Shares on the Provisional Conversion Date will be automatically converted into shares of Class A Common Stock and the conversion rate at which such Provisional Conversion shall occur, (c) the amount of accrued and unpaid dividends, if any, payable with respect to each Depositary Share representing the shares of Convertible Preferred Stock to be so converted and the amount of such dividends that will be paid in cash and/or in shares of Class A Common Stock; (d) the place or places where Receipts to be so converted are to be surrendered for conversion; and (e) such additional information as the Company in its discretion deems appropriate.

The Company shall deliver to the Depositary irrevocable written instructions authorizing and instructing the Depositary, on behalf and at the expense of the Company, to cause the Provisional Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Company and in accordance with the above provisions.

Following the exercise of the Company’s right of optional conversion, upon receipt by the Depositary of a Receipt surrendered in accordance with this Section 2.04, the Depositary shall (a) give written notice to the transfer agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt surrendered for conversion and the number of shares of Class A Common Stock to be delivered upon conversion of such shares of Convertible Preferred Stock and the amount of immediately available funds (as specified in writing by the Company), if any, to be delivered to the holders of such Receipts in payment of any fractional shares of Class A Common Stock otherwise issuable, (b) cancel the Depositary Share certificate representing the Receipts surrendered to the Depositary, or, if a Registrar for Receipts (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Receipts and (c) deliver to the transfer agent for the Convertible Preferred Stock or any other authorized agent of the Company (as specified in writing by the Company) certificates for the Convertible Preferred Stock represented by such Depositary Shares as evidenced by such Receipts, which certificates shall thereupon be canceled by such transfer agent or other authorized agent. As promptly as practicable after such transfer agent or other authorized agent of the Company has received such certificates from the Depositary, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of Class A Common Stock, and such amount of immediately available funds, if any, in lieu of receiving fractional shares, as determined by the Company to be necessary, and (b) subject to the next succeeding sentence, the Depositary is hereby authorized and instructed to, and shall, deliver at its Depositary’s Office, (i) a certificate or certificates evidencing the number of shares of Class A Common Stock into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt has been converted and as provided by the Company, (ii) cash in lieu of receiving fractional shares of Class A Common Stock in accordance with Section 2.08 and as provided by the Company and (iii) the right to receive cash in an amount equal to (x) any accrued and unpaid dividends on such shares of Convertible Preferred Stock, whether or not declared, and (y) the present value of all remaining dividend payments on such shares of Convertible Preferred Stock through and including September 1, 2006, in each case determined by the Company (with a copy of such determination to the Depositary) in accordance with the terms of the Authorizing Resolutions.

Delivery of Class A Common Stock and other property may be made by the delivery of certificates and which, if required by law in the judgment of the Company, shall be accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary’s Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.

SECTION 2.05. Automatic Conversion. Subject to the terms and conditions of this Deposit Agreement and the Authorizing Resolutions, on the Automatic Conversion Date all outstanding shares of Convertible Preferred Stock represented by the Depositary Shares shall be converted into shares of Class A Common Stock (and cash in lieu of fractional shares of Class A Common Stock) at the conversion rate then in effect in respect of the Convertible Preferred Stock determined in accordance with the Authorizing Resolutions and as set forth in a written notice to be delivered to the Depositary from time to time by the Company pursuant to the Authorizing Resolutions.

The Depositary shall, as directed by the Company, mail, first class postage prepaid, notice of such Automatic Conversion, not less than five and not more than 15 days prior to the Automatic Conversion Date. Such notice shall be mailed to each holder of Depositary Shares as evidenced by receipts at the address of such holder as the same appears on the records of the Depositary at the close of business on the second Business Day immediately preceding the date on which the mailing of such notices is commenced; but neither the failure to mail any such notice to one or more holders nor any defect in any notice shall affect the sufficiency of the proceedings for Automatic Conversion. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the Automatic Conversion Date; (ii) that all outstanding shares of Convertible Preferred Stock represented by the Depositary Shares on the Automatic Conversion Date will be automatically converted into shares of Class A Common Stock and the conversion rate at which such Automatic Conversion shall occur; (iii) the amount of accrued and unpaid dividends, if any, payable with respect to each Depositary Share representing the shares of Convertible Preferred Stock to be so converted and the amount of such dividends that will be paid in cash and/or in shares of Class A Common Stock; (iv) the place or places where Receipts to be so converted are to be surrendered for conversion; and (v) such additional information as the Company in its discretion deems appropriate.

The Company shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of Class A Common Stock (both for purposes of the automatic conversion of shares of Convertible Preferred Stock and for purposes of any dividend payment by the Company of shares of Class A Common Stock in respect of accrued and unpaid dividends on the Convertible Preferred Stock, in each case in accordance with the Authorizing

Resolutions), and for any payment of cash in respect of accrued and unpaid dividends on the Convertible Preferred Stock or cash in lieu of fractional shares, if any, in each case in accordance with the Authorizing Resolutions, in exchange for and contingent upon the surrender of Receipts.

Following the Automatic Conversion Date and receipt by the Depositary of the Company’s notice as provided above in the second paragraph of this Section 2.05, upon receipt by the Depositary of a Receipt surrendered in accordance with this Section 2.05, the Depositary shall (a) give written notice to the transfer agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt surrendered for conversion and the number of shares of Class A Common Stock to be delivered upon conversion of such shares of Convertible Preferred Stock and the amount of immediately available funds, if any, to be delivered to the holders of the Depositary Shares as evidenced by Receipts in payment in lieu of any fractional shares of Class A Common Stock otherwise issuable, (b) cancel the Depositary Share certificate representing the Receipts surrendered to the Depositary, or, if a Registrar for Depositary Shares certificates (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Depositary Share certificate as evidenced by such Receipts, and (c) deliver to the transfer agent for the Convertible Preferred Stock or any other authorized agent of the Company (as specified in writing by the Company) certificates for the Convertible Preferred Stock represented by such Depositary Shares as evidenced by the Receipts, which such certificates shall thereupon be cancelled by the transfer agent or other authorized agent. As promptly as practicable after such transfer agent or other authorized agent of the Company has received such certificates from the Depositary, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of Class A Common Stock, and such amount of immediately available funds, if any, in lieu of receiving fractional shares, and as determined by the Company to be necessary and as specified in writing by the Company, and (b) subject to the next succeeding sentence, the Depositary is hereby authorized and instructed to, and shall, deliver at its Depositary’s Office or such other offices as the Depositary may from time to time designate, (i) a certificate or certificates evidencing the number of shares of Class A Common Stock into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt has been converted, and as provided by the Company (both for purposes of the Automatic Conversion of shares of Convertible Preferred Stock and for purposes of any dividend payment by the Company of shares of Class A Common Stock in respect of accrued and unpaid dividends on the Convertible Preferred Stock, in each case in accordance with the Authorizing Resolutions) and (ii) cash, as determined and specified in writing by the Company (x) in lieu of receiving fractional shares of Class A Common Stock in accordance with Section 2.08 and (y) in an amount equal to any accrued and unpaid dividends on the shares of Convertible Preferred Stock then outstanding, in each case determined by the Company (with a copy of such determination to the Depositary) in accordance with the provisions of the Authorizing Resolutions.

Delivery of Class A Common Stock and other property may be made by the delivery of certificates and other proper documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary’s Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.

SECTION 2.06. Early Conversion Upon Cash Merger. On or before the fifth Business Day after the consummation of a Cash Merger (as defined in the Authorizing Resolutions), the Company or, at the written request and expense of the Company, the Depositary shall give all holders of Depositary Shares notice of the occurrence of such Cash Merger and of the right of Merger Early Conversion (as defined in the Authorizing Resolutions) arising as a result thereof. The Company shall also deliver a copy and/or form of such notice to the Depositary. Each such notice shall contain:

(i)  the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Conversion will be effected (the “Merger Early Conversion Date”);

(ii)  the date, which shall be one Business Day prior to the Merger Early Conversion Date, by which the Merger Early Conversion right must be exercised (the “Merger Early Conversion Exercise Date”);

(iii)  the conversion rate in effect immediately before such Cash Merger and the kind and amount of securities, cash and other property receivable by the holder of Depositary Shares upon conversion pursuant to Section 9(iii) of the Authorizing Resolutions; and

(iv)  the instructions a holder of Depositary Shares must follow to exercise the Merger Early Conversion right.

Receipts are to be surrendered to the Depositary, at the Depositary’s Office, by 5:00 p.m., New York City time, on or before the Merger Early Conversion Exercise Date with written notice to the Depositary stating such holder’s intention to convert early in connection with the Cash Merger in accordance with the Authorizing Resolutions. A holder of Depositary Shares shall surrender Receipts representing such Depositary Shares at such Depositary’s Office or such other offices as the Depositary may from time to time designate for such purpose, together a proper assignment of such certificates to the Company or in blank.

Upon receipt of notice of the occurrence of a Cash Merger (as defined in the Authorizing Resolutions) and of the election of a holder of Depositary Shares to effect a Merger Early Conversion (as defined in the Authorizing Resolutions) and all other relevant information, the Depositary shall, as soon as practicable after the Merger Early Conversion Exercise Date, (a) give written notice to the transfer agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by the Receipt surrendered for conversion pursuant to a Merger Early Conversion, (b) cancel the Depositary Share certificate representing such Receipts surrendered to the Depositary in accordance with the instructions in such notice of Cash Merger, or, if a Registrar for Depositary Shares certificates (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Depositary Share certificate as evidenced by the Receipts and (c) deliver to the transfer agent for the Convertible Preferred Stock by 5:00 p.m., New York City time, on or before the Merger Early Conversion Date, certificates for the Convertible Preferred Stock represented by such Depositary Shares as evidenced by the Receipts, which certificates shall thereupon be canceled by such transfer agent or other authorized agent. On or prior to the Merger Early Conversion

Date, (a) the Company shall cause to be furnished to the Depositary the kind and amount of securities, cash and other property receivable by the holder of the Receipt surrendered for conversion as provided in this Section 2.06 and (b) the Depositary is hereby authorized and instructed to, and shall, deliver at its Depositary’s Office the kind and amount of securities, cash and other property receivable by such holder of Receipts so surrendered and as instructed by the Company.

In the event that Merger Early Conversion is elected by a holder with respect to less than all Depositary Shares represented by Depositary Shares as evidenced by a surrendered Receipt, upon such Merger Early Conversion the Company (or the successor to the Company hereunder) shall execute and the Depositary shall authenticate, countersign and deliver to such holder thereof, at the expense of the Company, a new Receipt evidencing the Depositary Shares as to which Merger Early Conversion was not effected.

Delivery of Class A Common Stock and other property may be made by the delivery of certificates and which, if required by law in the judgment of the Company, shall be accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary’s Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.

SECTION 2.07. Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in Person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto.

SECTION 2.08. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Convertible Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

Any holder of a Receipt or Receipts representing any number of shares of Convertible Preferred Stock may (unless the related Depositary Shares have previously been converted) withdraw the Convertible Preferred Stock on the basis of one share of Convertible Preferred Stock for every 40 Depositary Shares surrendered and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the Person or Persons designated by such holder as hereinafter provided, the number of shares of Convertible Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such shares of Convertible Preferred Stock will not thereafter be entitled to deposit such Convertible Preferred Stock hereunder or to receive Depositary Shares therefore. Delivery of the Convertible Preferred Stock and money and other property being withdrawn may be made by the delivery of such certificates, which, if required by law, shall be accompanied by proper instruments of transfer, and other instruments as the Company (with prompt written notice thereof to the Depositary) may deem appropriate.

If the Convertible Preferred Stock and the money and other property being withdrawn are to be delivered to a Person or Persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Convertible Preferred Stock, such record holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such record holder for withdrawal of such shares of Convertible Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Convertible Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

SECTION 2.09. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, or the exercise of any right of conversion or withdrawal, the Depositary, any of the Depositary’s Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement, or with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Convertible Preferred Stock in connection with a distribution of Depositary Shares which is required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such Depositary Shares and such Convertible Preferred Stock.

The deposit of Convertible Preferred Stock may be refused, the delivery of Receipts against Convertible Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed and the Depositary has been so notified or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

SECTION 2.10. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing to the Depositary with indemnification and/or surety bond satisfactory to it.

SECTION 2.11. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.

SECTION 2.12. Lost Depositary Share Certificates, etc. In case any Receipt shall be mutilated or be destroyed or lost or stolen, the Depositary will execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or, in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the holder thereof filing with the Registrar evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt and the authenticity thereof and of his ownership thereof and furnishing the Depositary with indemnification and/or surety bond satisfactory to it.

ARTICLE III

Certain Obligations of Holders of Receipts and the Company

SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer or exchange, of any Receipt or the withdrawal of the Convertible Preferred Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or of the proceeds of the exercise of any conversion right specified in Section 2.03, 2.04, 2.05 or 2.06 until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

SECTION 3.02. Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Convertible Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt or of the proceeds of the exercise of any conversion right specified in Section 2.03, 2.04, 2.05 or 2.06 may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Convertible Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale or of the proceeds of the exercise of any conversion right specified in Section 2.03, 2.04, 2.05 or 2.06 may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03. Warranty as to Convertible Preferred Stock. The Company hereby represents, with respect to the initial deposit of Convertible Preferred Stock, and each subsequent depositor shall be deemed to represent, with respect to any deposit made by such Person, that each certificate for such Convertible Preferred Stock so deposited is valid, and that the Person making such deposit is duly authorized so to do. The Company hereby further represents and warrants that the Convertible Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Convertible Preferred Stock and the issuance of Receipts (and the conversion of the Convertible Preferred Stock into Class A Common Stock).

ARTICLE IV

The Deposited Securities; Notices

SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividends or other cash distributions on the Convertible Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02 hereof hold such cash dividends or other cash distribution in a non-interest bearing account and then distribute such cash on the applicable dividend payment date to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividends or distributions as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Convertible Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.

SECTION 4.02. Distribution Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Convertible Preferred Stock, the Depositary shall, subject to the Preferred Stock Transfer Agency Agreement dated as July 30, 2003 between Mellon Investor Services LLC and the Company and Sections 3.01 and 3.02 hereof, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may (but shall not be obligated to), with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act of 1933 or do not need to be registered.

SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the Persons in whose names Convertible Preferred Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Company to the record holders of Receipts in such manner as the Company may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its reasonable discretion (after consultation with the Depositary); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines (after consultation with the Depositary) that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Company, in its reasonable discretion (after consultation with the Depositary), may, or may instruct the Depositary to, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary (upon its receipt thereof) to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act of 1933 or do not need to be registered.

If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that the Company will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Company or the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

SECTION 4.04. Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Convertible Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Convertible Preferred Stock are entitled to vote or of which holders of Convertible Preferred Stock are entitled to notice or any request for action by written consent, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall (upon receipt of such notice, which notice shall be deemed to constitute written instruction from the Company) in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Convertible Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges, or who shall be entitled to notice of such meeting or any request for action by written consent or for any other appropriate reasons.

SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Convertible Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Convertible Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person (other than the Depositary) designated by the Company) and a brief statement as to the manner in which such instructions maybe be given. Upon the written request of the holders of Receipts on the relevant record date (which shall be the same date as the record date for the Convertible Preferred Stock), the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Convertible Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Convertible Preferred Stock or cause such Convertible Preferred Stock to be voted. The Depositary will not vote shares of Convertible Preferred Stock to the extent it does not receive specific written instructions from the holders of Depositary Shares representing the corresponding Convertible Preferred Stock. Any voting instructions given hereunder shall be revocable to the same extent as a proxy granted with respect to the Convertible Preferred Stock represented thereby.

SECTION 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value or liquidation preference, split-up, combination or any other reclassification of the Convertible Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, (i) make such adjustments as are certified by the Company in (x) the fraction of an interest represented by one Depositary Share in one share of Convertible Preferred Stock and (y) the ratio of the conversion rate per Depositary Share to the conversion rate of a share of Convertible Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value or liquidation preference, split-up, combination or other reclassification of Convertible Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Convertible Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Convertible Preferred Stock. In any such case, the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value or liquidation preference, split-up, combination or other reclassification of the Convertible Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Convertible Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Convertible Preferred Stock represented by such Receipts might have been converted or for which such Convertible Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

SECTION 4.07. Inspection of Reports. The Depositary shall transmit to the record holders of Receipts, at the addresses of such record holders as set forth on the books of the Depositary, and shall make available for inspection by holders of Receipts at the Depositary’s Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Convertible Preferred Stock. The Registrar for the Depositary Shares will keep books for the transfer of the Depositary Shares. At all reasonable times such books will be open for inspection by holders of the Depositary Shares to the same extent as a record holder of the shares of Convertible Preferred Stock may inspect books for the transfer thereof.

SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all Persons in whose names Receipts are registered on the books of the Depositary.

ARTICLE V

The Depositary, the Depositary’s Agents, the Registrar and the Company

SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement and until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Depositary’s Office facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided, however, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Convertible Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of the New York Stock Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of the New York Stock Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Convertible Preferred Stock are listed on one or more stock exchanges or other automated quotation systems, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Convertible Preferred Stock as may be required by law or applicable stock exchange or automated quotation system regulation.

SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. None of the Depositary, any Depositary’s Agent, the Registrar or the Company shall incur any liability to any holder of any Receipt, Depositary Share or Class A Common Stock issued upon the conversion of the Convertible Preferred Stock if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Company’s Restated Certificate of Incorporation (including the Authorizing Resolutions) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Company incur any liability to any holder of a Receipt, Depositary Share or Class A Common Stock issued upon the conversion of the Convertible Preferred Stock (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) of the party charged with such exercise or failure to exercise.

SECTION 5.03. Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. None of the Depositary, any Depositary’s Agent, the Registrar or the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts, Depositary Share, Convertible Preferred Stock or Common Stock issued upon the conversion of the Convertible Preferred Stock other than for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

The Depositary, any Depositary’s Agent and the Registrar shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Depositary, any Depositary’s Agent or the Registrar be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary, any Depositary’s Agent or the Registrar, as the case may be, has been advised of the likelihood of such loss or damage. Any liability of the Depositary, any Depositary’s Agent or the Registrar under this Deposit Agreement will be limited to the amount of aggregate annual fees paid by the Company to the Depositary under this Depositary Agreement and under any other agreement to which the Company and the Depositary are a party and to which the Depositary is providing services. The obligations of the Company set forth in this Section 5.03 shall survive any succession of any Depositary, Registrar or Depositary’s Agent, the termination of this Deposit Agreement, and the conversion of all the Convertible Preferred Stock.

The Depositary, any Depositary’s Agent and the Registrar shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Deposit Agreement and the exercise and performance of their duties hereunder, in reliance upon any Receipt, Depositary Share, or certificate for the Convertible Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in this Section 5.03.

The Depositary, any Depositary’s Agent and the Registrar may consult with legal counsel (who may be legal counsel for the Company or an employee of the Depositary), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Depositary, any Depositary’s Agent and the Registrar and the Depositary, any Depositary’s Agent and the Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

Whenever in the performance of its duties under this Deposit Agreement the Depositary, any Depositary’s Agent or the Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by any one of the President, any Vice President, the Treasurer or

the Secretary of the Company and delivered to the Depositary, any Depositary’s Agent or the Registrar, as the case may be; and such certificate shall be full and complete authorization and protection to the Depositary, any Depositary’s Agent and the Registrar and the Depositary, any Depositary’s Agent or the Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate.

The Depositary, any Depositary’s Agent or the Registrar shall not have any liability for or be under any responsibility in respect of the validity of this Deposit Agreement or the execution and delivery hereof (except the due execution hereof by the Depositary) or in respect of the validity or execution of any Convertible Preferred Stock, Depositary Share or Receipt; nor shall the Depositary, any Depositary’s Agent or the Registrar be responsible for any breach by the Company of any covenant or condition contained in this Deposit Agreement; nor shall the Depositary, any Depositary’s Agent or the Registrar by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Convertible Preferred Stock, Depositary Share, Common Stock or Receipt to be issued pursuant to this Deposit Agreement or as to whether any Convertible Preferred Stock, Depositary Share, Common Stock or Receipt will, when issued, be validly authorized and issued, fully paid and nonassessable.

The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Depositary, any Depositary’s Agent or the Registrar for the carrying out or performing by the Depositary, any Depositary’s Agent or the Registrar of the provisions of this Deposit Agreement.

The Depositary, any Depositary’s Agent and the Registrar are hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, any Vice President, the Treasurer or the Secretary of the Company and from any holder of Receipts, and to apply to such officers or holder for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Depositary, any Depositary’s Agent and the Registrar and the Depositary, any Depositary’s Agent and the Registrar shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or holder or for any delay in acting while waiting for those instructions. The Depositary, any Depositary’s Agent and the Registrar shall be fully authorized and protected in relying upon the most recent instructions received by any such officer or holder.

The Depositary, any Depositary’s Agent and the Registrar and any stockholder, affiliate, director, officer or employee of the Depositary, any Depositary’s Agent and the Registrar may buy, sell or deal in any of the securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Depositary, any Depositary’s Agent or the Registrar were not Depositary, and the Registrar under this Deposit Agreement. Nothing herein shall preclude the Depositary, any Depositary’s Agent or the Registrar or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

No provision of this Deposit Agreement shall require the Depositary or the Registrar to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

None of the Depositary, any Depositary’s Agent, the Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Convertible Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

None of the Depositary, any Depositary’s Agent, any Registrar or the Company shall be liable for any action or any failure to act by it in good faith reliance upon the written advice of legal counsel or accountants, or information from any Person presenting Convertible Preferred Stock for deposit, any holder of a Receipt or any other Person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction, instruction, order or other document believed by it to in good faith be genuine and to have been signed or presented by the proper party or parties.

The Depositary undertakes, and the Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Registrar.

The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

Notwithstanding anything to the contrary contained in this Deposit Agreement or the Authorizing Resolutions, the Company shall determine and instruct the Depositary in writing as to (i) the conversion rate in respect of the Convertible Preferred Stock, (ii) the number of shares of Class A Common Stock to be issued and delivered upon conversion of any Convertible Preferred Stock surrendered for conversion, (iii) the amount of immediately available funds to be delivered to a holder of Depositary Shares in lieu of fractional shares of Common Stock, and (iv) the kind and amount of securities, cash and other property receivable for the holder of the Receipt surrendered for conversion of Class A Common Stock, and the Depositary may rely conclusively on any such determination by the Company, and shall have no duty or obligation to investigate or inquire as to whether any such determination by the Company is correct or whether any such determination was made in compliance with the terms and conditions of the Authorization Resolution . The Depositary shall be deemed to have no knowledge of any such information unless and until it shall have actually received written notice thereof. The Depositary shall have no duty or obligation to investigate or inquire as to whether any actions taken by the Company or any holder of Receipts comply with the terms and conditions of the Authorizing Resolutions.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a Person having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 30 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Convertible Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Convertible Preferred Stock, the Depositary Shares or the Receipts are listed or by the Company’s Restated Certificate of Incorporation (including the Authorizing Resolutions) to be furnished by the Company to holders of Convertible Preferred Stock. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request for such purpose. In addition, the Depositary will transmit to the holders of Depositary Shares (at Company expense) such other documents as may be requested by the Company. The Company further agrees that it will promptly notify the Depositary in writing of any change in the conversion rate and conversion price in respect of the Convertible Preferred Stock.

SECTION 5.06. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary’s Agent and any Registrar against, and hold each of them harmless from, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the costs and expenses of defending itself and reasonable counsel fees) which may arise out of (a) any action taken, suffered or omitted (i) by the Depositary the Registrar or any of their respective agents (including any Depositary’s Agent) in connection with the acceptance, administration, exercise and performance of their duties under or in connection with this Deposit Agreement and the Receipts, except for any such loss or liability arising out of the gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such Person or Persons, or (ii) by the Company or any of its agents, or (b) the offer, sale or registration of the Receipts, the Depositary Shares or the Convertible Preferred Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary’s Agent, the termination of this Deposit Agreement, and the conversion of all the Convertible Preferred Stock.

SECTION 5.07. Charges and Expenses. The Company agrees to pay to the Depositary, any Depositary’s Agent and the Registrar their reasonable compensation as agreed to by the Company and the Depositary, any Depositary’s Agent and the Registrar, as the case may be, for all services rendered by it hereunder and, from time to time, on demand of the Depositary, any Depositary’s Agent and the Registrar, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and the exercise and performance of their duties hereunder. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Convertible Preferred Stock and the initial issuance of the Depositary Shares, redemption of the Convertible Preferred Stock at the option of the Company and all withdrawals of shares of the Convertible Preferred Stock by owners of Depositary Shares. All other charges and expenses of the Depositary and any Depositary’s Agent hereunder and of the Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every months or at such other intervals as the Company and the Depositary may agree. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses.

SECTION 5.08. Tax Compliance. (a) The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the

Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b)  The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.

(c)  The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on the reasonable request of the Company or to its authorized representatives.

SECTION 5.09. Deposit of Convertible Preferred Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Convertible Preferred Stock if such Convertible Preferred Stock is required to be registered under the provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Convertible Preferred Stock.

ARTICLE VI

Amendment and Termination

SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or transfer agent) which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least 66 2/3% of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective, or any transferee of such holder shall be deemed, by continuing to hold such Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the applicable provisions hereof, of any owner of Depositary Shares to withdraw the Convertible Preferred Stock represented by the Depositary Shares or to convert the shares of Convertible Preferred Stock represented thereby into Class A Common Stock, except as provided in the Authorizing Resolutions or in order to comply with mandatory provisions of applicable law. Prior to executing any amendment, the Company shall deliver an Officer’s Certificate to the Depositary which states that the proposed amendment is in compliance with the terms of this Section 6.01.

SECTION 6.02. Termination. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been converted pursuant to Section 2.03, 2.04, 2.05 or 2.06 or (ii) there shall have been made a final distribution in respect of the Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distributions shall have been distributed to the holders of Receipts evidencing the Depositary Shares pursuant to Section 4.01 or 4.02, as applicable.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.06 and 5.07 and the second paragraph of Section 5.03.

SECTION 6.03. Consents. Consents of holders of Depositary Shares required by this Article VI may be evidenced by one or more instruments signed by such holder or by his agent duly appointed in writing, and shall be effective when delivered to the Depositary. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Deposit Agreement and conclusive in favor of the Depositary, the Registrar and the Company, if made in the manner herein provided.

The execution of any proxy, consent or other instrument by the holder of Depositary Shares or his agent or proxy shall be revocable, except as otherwise specifically provided, and be deemed sufficient and conclusive for all purposes of this Deposit Agreement if (a) the Depositary, Registrar or Company, as the case may be, shall have mailed or delivered to the holder at his address as shown on the books of the Depositary such proxy, consent or other instrument, (b) the proxy, consent or other instrument shall have been returned to the Depositary, Registrar or Company, as the case may be, bearing a signature purporting and reasonably appearing to be that of the holder, his agent or proxy, and (c) the Person receiving the executed proxy, consent or other instrument shall have no actual knowledge or notice of any irregularity or of any fact or circumstance, which, if substantiated, would impair the validity of such proxy, consent or other instrument. The matters referred to in clauses (a), (b) and (c) above may be evidenced by a certificate of the Depositary, Registrar or Company, as the case may be.

The ownership of Depositary Shares shall be proved by the books of the Depositary or, if a Registrar for Depositary Shares (other than the Depositary) shall have been appointed, the Registrar or by a certificate of the Depositary or Registrar, as applicable.

The Depositary shall not be bound to recognize any Person as a holder unless and until such Person’s title to the Depositary Shares held by such Person is proved in the manner provided herein.

Any such consent of the holder of any Depositary Shares shall bind every future holder of the same Depositary Shares including the holder of every Depositary Shares issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof, whether or not notation of such consent is made upon any such Depositary Shares.

ARTICLE VII

Miscellaneous

SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile confirmed by letter, addressed to the Company at 300 Willow Brook Office Park, Fairport, New York 14450, fax (585) 218-3603 to the attention of the General Counsel, or at any other address of which the Company shall have notified the Depositary in writing, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, fax (312) 984-7700, attention: Bernard Kramer, Esq.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile confirmed by letter, addressed to the Depositary at the office of the Depositary, at 111 Founders Plaza, 11th Floor, East Hartford, CT 06108, fax 860-528-6472, attention: Relationship Manager, or at any other address of which the Depositary shall have notified the Company and the record holders of the Receipts in writing.

Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or facsimile shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company however, may act upon any facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter or as aforesaid.

SECTION 7.05. Depositary’s Agents. The Depositary may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Depositary shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary will notify the Company of any such action.

SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law provisions thereof.

SECTION 7.08. Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.

SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

CONSTELLATION BRANDS, INC.

By:
Name:
Title:

MELLON INVESTORS SERVICES LLC, as Depositary

By:
Name:
Title:

EXHIBIT A

FORM OF RECEIPT

Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede and Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede and Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede and Co., has an interest herein.

NUMBER	DEPOSITARY SHARES
DR-A-	CUSIP 21036P 30 6

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

EACH REPRESENTING  1/40 OF A SHARE OF

5.75% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

CONSTELLATION BRANDS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

SEE REVERSE FOR CERTAIN DEFINITIONS.

Mellon Investor Services LLC, a New Jersey limited liability company, as Depositary (the “Depositary”), hereby certifies that                                                                                                                                         is the registered owner of                                                                                                                                 Depositary Shares (“Depositary Shares”), each Depositary Share representing  1/40 of one share of 5.75% Series A Mandatory Convertible Preferred Stock (the “Convertible Preferred Stock”), of Constellation Brands, Inc., a Delaware corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of July 30, 2003 (the “Deposit Agreement”), by and among the Company, the Depositary and all holders from time to time of the Receipts described therein. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled proportionately to all of the rights, preferences and privileges of the shares of Convertible Preferred Stock.

By accepting this Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Receipts by the manual signature of a duly authorized officer thereof.

This Receipt is continued on the reverse side hereof and the additional provisions therein set forth have the same effect as if set forth at this place.

Dated:

Countersigned and Registered:

Mellon Investor Services LLC,	Mellon Investor Services LLC,
as Registrar	as Depositary

By:	By:
Name: Title:	Name: Title:

Depositary Receipts, of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement sets forth the rights of the holders of Depositary Shares and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to detailed provisions thereof, to which reference is hereby made.

THE COMPANY WILL FURNISH TO EACH HOLDER OF DEPOSITARY SHARES ON REQUEST AND WITHOUT CHARGE A COPY OF THE DEPOSIT AGREEMENT AND A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSIONS AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND, WITH RESPECT TO ANY PREFERRED OR SPECIAL CLASS IN A SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE OFFICE OF THE SECRETARY OF THE COMPANY.

The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as through they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT-		Custodian
TEN ENT—	tenants by the		(Cust)		(Minor)
	entireties	under Uniform Gifts to Minors Act
JT TEN—	as joint tenants with
right of survivorship
	and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For valued received,

hereby sells, assigns and transfers this Receipt unto                                                                                                                        .

(please insert social security or other identifying number of assignee)

(please print or typewrite name and address including postal zip code of assignee)

                                                                                                      Depositary Shares represented by this Receipt, and do hereby

irrevocably constitute and appoint                                                         Attorney to transfer the said Depositary Shares on

the books of the named Depositary with full power of substitution in the premesis.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatsoever.

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT B

RESOLUTIONS

[Included as Exhibit 4 to this Form 8-A]